Exhibit 99.1

MEI Pharma Appoints Longtime Industry Consultant and Executive Tamar Howson

to its Board of Directors

SAN DIEGO, July 3, 2019 – MEI Pharma, Inc. (NASDAQ: MEIP), a late-stage pharmaceutical company focused on advancing potential new therapies for cancer, today announced the appointment of Tamar Howson, M.S., MBA, to its board of directors.

“I am excited to join MEI with its promising pipeline of drug candidates and the tremendous opportunity to improve the lives of patients with cancer,” said Tamar Howson. “I look forward to working with this seasoned team to help guide the company’s programs and strategy.”

“We are very happy to have Tamar join the MEI board; her vast industry, transaction and leadership experience will be highly valuable to the company as we continue to advance our pipeline and the company’s strategy and business matures,” said Christine A. White., M.D., chairman of the board, MEI Pharma.

Ms. Howson is a highly experienced business development executive and consultant with more than 30 years of service in the pharmaceutical and biotechnology industries. She currently serves on the board of directors of Organovo Holdings, Inc. and Scientus Pharma, a private company. Between 2009 to 2018 she served on the boards of various other life sciences companies including Actavis plc, Aradigm Corporation, ContraVir Pharmaceuticals, Inc., Cynapsus Therapeutics Inc., Enzymotec PLC, Idenix Pharmaceuticals Inc. and OXiGENE, Inc. From 2009 to 2011, Ms. Howson served as a member of the transaction advisory firm JSB-Partners, providing business development support to life sciences companies. From 2007 to 2008, Ms. Howson served as Executive Vice President, Corporate Business Development at Lexicon Pharmaceuticals, a public biotech company. Prior to joining Lexicon, Ms. Howson served as Senior Vice President, Corporate and Business Development at Bristol-Myers Squibb and SmithKline Beecham plc. Ms. Howson holds an MBA from Columbia University, a M.S. from City University of New York, and a B.S. in Chemical Engineering from the Technion, Israel.

As Ms. Howson joins the board, MEI also announced today that, after 10 years of service, William D. Rueckert will not stand for re-election when his term expires in December of this year.

“I want to thank Bill for his years of valuable contributions to our board and company as well as his counsel to me over the years. We are extremely grateful for his guidance and leadership and wish him all the best as he pursues his long-standing interests in the non-profit world,” stated President and CEO, Dr. Daniel Gold.

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a late-stage pharmaceutical company focused on developing potential new therapies for cancer. Our portfolio of drug candidates contains four clinical-stage assets, including one candidate in an ongoing global registration trial and another candidate in a Phase 2 clinical trial which may support an accelerated approval marketing application with the U.S. Food and Drug Administration. Each of our pipeline candidates leverages a different mechanism of action with the objective of developing therapeutic options that are: (1) differentiated, (2) address unmet medical needs and (3) deliver improved benefit to patients either as standalone treatments or in combination with other therapeutic options. For more information, please visit www.meipharma.com.

Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical studies and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contacts:

David A. Walsey

VP of IR and Corporate Communications

Tel: 858-369-7104

investor@meipharma.com

Jason I. Spark

Canale Communications for MEI

Tel: 619-849-6005

jason@canalecomm.com